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                                  EXHIBIT 11
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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)


                                               Three Months Ended September 30,
                                               --------------------------------
PRIMARY                                              1997             1996
-------                                          ------------     ------------
Earnings:
  Net income                                   $      61,864    $      45,038
                                                 ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                       88,813           91,520
  Additional shares relating to:
    Convertible preferred stock                        7,677            5,755
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                           1,626            1,270

                                                 ------------     ------------
  Total average primary shares outstanding            98,116           98,545
                                                 ============     ============

EARNINGS PER SHARE:
  Primary                                      $        0.63    $        0.46
                                                 ============     ============
FULLY DILUTED
-------------
Earnings:
  Net income                                   $      61,864    $      45,038
  Add: Interest on convertible notes,
    net of income tax effect                             --               232
                                                 ------------     ------------
                                               $      61,864    $      45,270
                                                 ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                       88,813           91,520
  Additional shares relating to:
    Convertible preferred stock                        7,677            5,755
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                           1,769            1,452
    Assumed conversion of convertible notes              --             1,922

                                                 ------------     ------------
  Total average fully diluted shares outstanding      98,259          100,649
                                                 ============     ============

EARNINGS PER SHARE:
  Fully Diluted                                $        0.63    $        0.45
                                                 ============     ============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.

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                         MARSHALL & ILSLEY CORPORATION             EXHIBIT 11
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                Nine Months Ended September 30,
                                                -------------------------------
PRIMARY                                              1997             1996
-------                                          ------------     ------------
Earnings:
  Net income                                   $     173,285    $     141,561
                                                 ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                       88,768           92,320
  Additional shares relating to:
    Convertible preferred stock                        6,732            5,117
    Stock options outstanding at end
      of each period and exercised
      during each period (a)                           1,498            1,277
    Stock Repurchase Program                             275              --
                                                 ------------     ------------
  Total average primary shares outstanding            97,273           98,714
                                                 ============     ============
EARNINGS PER SHARE:
  Primary                                      $        1.78    $        1.43
                                                 ============     ============
FULLY DILUTED
-------------
Earnings:
  Net income                                   $     173,285    $     141,561
  Add: Interest on convertible notes,
    net of income tax effect                             232              929
                                                 ------------     ------------
                                               $     173,517    $     142,490
                                                 ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                       88,768           92,320
  Additional shares relating to:
    Convertible preferred stock                        6,732            5,117
    Stock options outstanding at end
      of each period and exercised
      during each period (b)                           1,590            1,485
    Assumed conversion of convertible notes              945            2,561
    Stock Repurchase Program                             275              --
                                                 ------------     ------------
  Total average fully diluted shares outstanding      98,310          101,483
                                                 ============     ============

EARNINGS PER SHARE:
  Fully Diluted                                $        1.76    $        1.40
                                                 ============     ============

Notes:
------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price, if higher than average market price for options outstanding at end of each period and market price at date of exercise for options exercised during each period.